SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2006
Commission File Number: 0-7914
BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823

(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1801 Broadway, Suite 620
Denver, Colorado	80202-3835

(Address of principal executive offices)	(Zip Code)
(303) 296-3076
(Registrant telephone including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events and Regulation FD Disclosure
On March 1, 2006 Basic Earth Science Systems, Inc. (Basic, or the Company) issued the press release attached as Exhibit 99.1 reporting on the Company’s operational activities in McKenzie County, North Dakota.
Basic, along with its partners, have concluded drilling operations on the previously disclosed LM #1, a 10,200 foot, vertical Rival test operated by Missouri Basin Well Service in McKenzie County, North Dakota. The Company, along with its partners, have set casing on this well in anticipation of establishing production from this venture. The well site is currently idle while waiting for a completion rig. Unlike the previously disclosed State #16-1H well, no drill stem test was conducted in the Rival formation. As a result, the Company is unable to estimate what initial production, if any, the LM #1 will deliver. Basic has a 20% working interest and expects to spend approximately $460,000 on drilling and completion costs.
Following conclusion of drilling the LM #1, Basic, along with its partners, have commenced drilling the LM #2, a 10,200 foot, vertical Rival test also operated by Missouri Basin Well Service. The well is located in Section 9, T152N, R98W, in McKenzie County, North Dakota. As of this date, the well is drilling out below surface casing. Basic has nearly a 20% working interest and expects to spend approximately $275,000 on drilling costs.
In related efforts, the State #16-1H in McKenzie County, North Dakota has recently returned to production following a seven day pressure build-up test. The test was run to facilitate the design of a planned hydraulic fracture stimulation. The well continues to flow at approximately 80 barrels of oil per day. Basic has a 20% working interest in this well and expects to spend an additional $125,000 on fracture stimulation.
In the Indian Hill Field, efforts on the Lynn #1 to recover the removable plug and co-mingle the Nisku and Duperow were unsuccessful. While subsequent tests have indicated that the casing is partially collapsed, the well has been returned to production at the pre-workover rate of approximately 80 barrels of oil per day. Missouri Basin, the operator of the well, is in consultation with its insurance company to facilitate the re-drilling of the well in order to recover these reserves.
The Company previously disclosed plans to recomplete the Lynn #2 well, also in the Indian Hill field, into the Mission Canyon and Rival formation. Due to difficulty securing a completion rig, efforts on this well have not yet commenced.
In related efforts, the Company has placed the Lynn #3H, a horizontal Nisku producer in the Indian Hill field, on production. As previously disclosed, Basic, along with its partners, are in the process of recovering fluids lost into the well during the drilling and completion process. However, while some oil is being produced, based on the quantity of fluids recovered to date, the Company is reasonably certain that some portion of water now being produced is coming from the Nisku formation. The Company is evaluating other production methods whereby fluid production rates could be increased in attempts to improve oil/water ratios.
Item 9.01. Exhibits
          (C) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 1, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: March 1, 2006	By:	/s/ Ray Singleton

Ray Singleton, President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 1, 2006